Exhibit 99

January 2010

Cabela's Credit Card Master Note Trust		CABMT 05-1	CABMT 06-3	CABMT 08-1	CABMT 08-4	CABMT 09-1
Deal Size		$250M	$500M	$500M	$200M	$500M
Expected Maturity		10/15/2010	10/17/2011	12/15/2010	9/15/2011	3/15/2012

Portfolio Yield		19.90%	19.90%	19.90%	19.90%	19.90%
LESS: Base Rate		4.97%	4.80%	6.33%	8.25%	5.48%
Gross Charge-offs		4.85%	4.85%	4.85%	4.85%	4.85%

Excess Spread:	Jan-10	10.08%	10.25%	8.72%	6.80%	9.57%
	Dec-09	12.55%	12.72%	11.21%	9.32%	12.09%
	Nov-09	11.45%	11.62%	10.14%	8.32%	11.11%

3 Month Average Excess Spread		11.36%	11.53%	10.03%	8.15%	10.92%

Delinquencies	30 to 59 days	0.63%	0.63%	0.63%	0.63%	0.63%
	60 to 89 days	0.53%	0.53%	0.53%	0.53%	0.53%
	90+ days	0.53%	0.53%	0.53%	0.53%	0.53%
	Total	1.69%	1.69%	1.69%	1.69%	1.69%

Principal Payment Rate		38.14%	38.14%	38.14%	38.14%	38.14%

Back to Form 8-K